Exhibit 32.1
CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Decorize, Inc. (the “Company”), hereby certifies that Amendment No. 1 to the Company’s Annual Report on Form 10-KSB/A for the year ended June 30, 2006 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen R. Crowder
Stephen R. Crowder
President and Chief Executive Officer (Principal Executive Officer) October 9, 2007